SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 1, 2003

ADVANCED TOBACCO PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

State of Texas                                                 0-12984                                                    74-2285214
(State or other jurisdiction                           (Commission                                          (IRS Employer
of incorporation)                                            File Number)                                 Identification No.)

16607 Blanco Road, Suite 703
San Antonio, Texas                                                                                                                 78232
(Address of principal executive offices)                                                                          (Zip Code)

Registrant's telephone number, including area code   (210) 408-7077

______________________________________________________________________________

(Former name or former address, if changed since last report.)

Item 7.  Exhibits.

            Exhibit 99.1     Press Release dated August 1, 2003 (see below)

Item 12. Results of Operation and Financial Condition.

On August 1, 2003, Registrant made a public announcement in the form of a press release regarding its results of operations and financial condition for the nine-month period and the three-month period ending on June 30, 2003.  A copy of such press release is furnished as an exhibit to this Item 12 disclosure.

SIGNATURES

            Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 4, 2003                                    Advanced Tobacco Products, Inc.

                                                                       By: ______________________________________
                                                                                  J. W. Linehan, President

Exhibit 99.1

Advanced Therapeutic Products, Inc.                                                                 About 377 Words
16607 Blanco Road, Suite 703                                                                         Jim Linehan, Pres.
San Antonio, Texas 78232                                                                                                      ATP
(210) 408-7077 * (210) 479-6571 FAX

FOR IMMEDIATE RELEASE

August 1, 2003

ATP ANNOUNCES EARNINGS

SAN ANTONIO - Advanced Tobacco Products, Inc., d/b/a Advanced Therapeutic Products, Inc. (“ATP”) (OTC Bulletin Board: “AVTH”) today reported net income of $260,282 on revenues of $561,424 for the nine month period ending June 30, 2003, as compared to net income of $508,440 on revenues of $639,386 for the nine month period ending June 30, 2002.

ATP’s net income for the three month period ending June 30, 2003, was $32,535 on revenues of $168,229 as compared to net income of $233,963 on revenues of $276,898 for the three month period ending June 30, 2002.

Net income for the nine month period ending June 30, 2003, as compared to the nine month period ending June 30, 2002, has decreased due to a decrease in payments from Pharmacia and an increase in general and administrative expenses associated with ATP’s anticipated merger with a wholly-owned subsidiary of IVAX Corporation (“IVAX”).

As previously announced, ATP entered into merger agreement with IVAX under which ATP will become a wholly-owned subsidiary of IVAX.  The merger is subject to the approval of the ATP shareholders.  ATP anticipates that a special meeting of ATP’s shareholders to act upon its proposed merger with a wholly-owned subsidiary of IVAX will occur in September, 2003.

ATP sold patented nicotine technology, which forms the basis of the Nicotrol®/Nicorette® Inhaler, to Pharmacia in exchange for payments of 3% of Pharmacia’s net sales of the Nicotrol®/Nicorette® Inhaler. Pharmacia has recently become a subsidiary of Pfizer Inc.

The Nicotrol® Inhaler is sold as a prescription product in the U.S. The Nicorette® Inhaler is sold, primarily as an over-the-counter product, in Australia, Austria, Belgium, Canada, Czech Republic, Denmark, Estonia, Finland, France, Hong Kong, Iceland, Ireland, Italy, Malaysia, Malta, Mexico, Netherlands, New Zealand, Norway, Portugal, Russia, Singapore, South Africa, Sweden, Switzerland, Taiwan and the United Kingdom.

The Inhaler is a nicotine replacement product designed to help control a smoker’s cravings for cigarettes while providing a key behavioral component of smoking, the hand-to-mouth ritual.

Contact: Jim Linehan, President of Advanced Therapeutic Products, Inc., (210) 408-7077 or

Fax (210) 479-6571.